Exhibit 10.11



AWARD/CONTRACT .

1. SOLICITATION NO: B-97030810

2. CONTRACT NO.: C-97000039

3. EFFECTIVE DATE: July 1, 1997

4.       CONTRACTS ADMINISTRATOR:
         NAME:    Ken Patterson

         PHONE: (214) 749-2648

5. SHIP TO ADDRESS: DALLAS AREA RAPID TRANSIT, 1401 Pacific Ave., Room 4102, P.O. Box 50648, Dallas, Texas 75250 Mark for Attention of:

6. DELIVERY TERMS:

7. DISCOUNTS FOR PROMPT PAYMENT:

8. CONTRACTOR NAME & ADDRESS: OBIE Media

P.O. Box 1356
Eugene, OR 97440
PHONE:   (541) 686-8400
FAX:     (541) 345-4339

9. REMITTANCE ADDRESS: (If different from Item 8)

10. D/M/WBE GOALS:

The D/M/WBE combined goals for this contract, expressed as a percentage of the total contract amount, are:

MBE: 20% WBE: 5%  Of Controllable Expenses



CONTRACT EXECUTION


11 _X_ NEGOTIATED AGREEMENT: (Contractor is required to sign below and return the original document and one (1) copy to the Contracting Officer within ten
(10) calendar days of receipt.)

Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified below and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this Award/Contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (Attachments are listed herein.)

SIGNATURE OF CONTRACTOR:

Name/Title: Brian Obie, President

12 _  _ AWARD: (Contractor is not required to sign)

The Offer submitted in response to the Solicitation identified in Block 1, above, including the additions or changes made by you which additions to or changes are set forth in full below, is hereby accepted as to the items listed below and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Authority's solicitation and your offer, and (b) this Award/Contract. No further contractual document is necessary.


13 ACCEPTED AS TO:

Lot 1 and Lots 3 through 5

Signature:                 Date:

14. TOTAL AMOUNT OF AWARD

Guaranteed Amount
$13,830,210

15. SIGNATURE OF CONTRACTING OFFICER:


Samuel L. Turner
Typed Name

TABLE OF CONTENTS:

Award/Contract Form
Schedule
Representations & Certifications Special Solicitation Instructions & Conditions Solicitation Instructions & Conditions Special Provisions General Provisions DBE, or MBE & WBE Program Specifications Schedule of Current Transit Advertising Contracts Schedule of Transit Advertising Space (Bus) Schedule of Transit Advertising Space (Facilities)

SCHEDULE

CAUTION: A false statement in any offer submitted to DART may be a criminal offense in violation af Section 37.10 of the Texas Penal Code.

NOTE: For Invitations for Bids the terms "Offer" and "Offeror" shall mean "Bid" and "Bidder," respectively; and for Request for Proposal the terms "Bid" and "Bidder" shall mean "Offer" and "Offeror", respectively, in this solicitation and any associated exhibits.

THE OFFEROR MUST SIGN AND DATE EACH PAGE OF THE SCHEDULE IN THE SPACE(S) PROVIDED AND SUBMIT ALL PAGES WITH THE OFFER.
NAME & TITLE OF OFFEROR'S REPRESENTATIVE:
(print or type)

Brian Obie, President
(Name & Title)
OBIE Media
(Offeror's Name)

SIGNATURE & DATE:

(Signature of Offeror's Representative)


Starting July 1, 1997, the Contractor shall provide to the Authority, Guarantee Annual Payment per bus, for each year the contact is in force. Payment shall be paid quarterly, in advance, per the payment provisions of Exhibit D, for the amounts due in Lot 1. Monthly payments will be made for amounts due in Lots 2, 3, 4, and 5.

Note (1): Annual guarantee amounts per bus offered that are less than the amounts specified as minimum acceptable bid per year per bus or panel will not be accepted.

Note (2): The offeror is to complete all blank areas in this form.

Note (3): The Number of Buses times the Annual Per Bus equal the Total Annual Payment.

Note (4): The Total Annual Payment divided by four (4) equals the Quarterly Payment.

Lot 1    Buses Guaranteed Payment

                                                                                 Minimum
                                Number                                           Annual
               Contract           of    Annual     Annual        Quarterly       Accept.
Item             Year           Buses   Per Bus    Payment        Payment        Bid/Bus
----     --------------------   ------  -------  -----------    -----------     --------
1        07/01/97 to 03/31/98    809    $ 2,000  $ 1,213,500*   $404,500.00      $2,000
2        04/01/98 to 03/31/99    770    $ 3,000  $ 2,310,000    $577,500.00      $2,200
3        04/01/99 to 03/31/00    770    $ 3,600  $ 2,772,000    $693,000.00      $2,400
4        04/01/00 to 03/31/01    770    $ 4,207  $ 3,239,390    $809,847.50      $2,600
5        04/01/01 to 03/31/02    770    $ 4,811  $ 3,704,470    $926,117.50      $2,800
                                                          Total $13,239,360
* 9 Months/3 Quarters                                     (Lot 1)


SCHEDULE
(Continued)

THE OFFEROR MUST SIGN AND DATE EACH PAGE OF THE SCHEDULE IN THE SPACE(S) PROVIDED AND SUBMIT ALL PAGES WITH THE OFFER.

SIGNATURE & DATE

(Signature of Offeror's Representative)

Lot 2    Wrap-a-Bus (entire bus)

                                    Maximum
                                    Number of        Per Bus *                Minimum
                Contract            Buses/Per        Month      Estimated     Accept Bid/
Item              Year              Month            Payment    Payment       Bus/Month
----     --------------------       ---------        -------    ---------     ----------
  1      07/01/97 to 03/31/98        40              $ 1,000    $  15,000       $1,000
  2      04/01/98 to 03/31/99        40              $ 1,100    $  22,000       $1,100
  3      04/01/99toO3/31/00          40              $ 1,200    $  30,000       $1,200
  4      04/01/OOtoO3/31/01          40              $ 1,300    $  39,000       $1,300
  5      04/01/01 toO3/31/02         40              $ 1,400    $  49,000       $1,400
                                                     Total      $ l55,000
                                                     (Lot 2)

Lot 3    Wrap-a-Bus (per side of bus)

                                   Maximum
                                   Number of     Per Bus *                    Minimum
                Contract           Sides /       Per Month      Estimated    Accept Bid/
Item              Year             Month         Payment        Payment      Bus/Month
----     --------------------      ---------     ---------     -----------   ----------
  1      07/01/97 to 03/31/98        150          $ 200          $ 20,000       $200
  2      04/01/98 to 03/31/99        l5O          $ 225          $ 33,750       $225
  3      04/01/99 to 03/31/00        150          $ 250          $ 37,500       $250
  4      04/01/OOtoO3/31/01          150          $ 275          $ 41,250       $275
  5      04/01/01 to 03/31/02        150          $ 300          $ 45,000       $300
                                                       Total    $ 117,500
                                                       (Lot 3)

Lot 4             Customization (rear of bus)
                                   Maximum
                                   Number of      Per Bus *                  Minimum
                Contract           Buses /        Per Month      Estimated   Accept Bid/
Item              Year             Month          Payment        Payment     Bus/Month
----     --------------------      ---------      ---------      ----------  ---------
  1      07/01/97 to 03/31/98        150            $ 100          $ 15,000     $100
  2      04/01/98 to 03/31/99        150            $ 125          $ 18,750     $125
  3      04/01/99 to 03/31/00        150            $ 150          $ 22,500     $150
  4      04/01/00 to 03/31/01        150            $ 200          $ 30,000     $200
  5      04/01/01 to 03/31/02        150            $ 250          $ 37,500     $250
                                                           Total   $123,750
                                                           (Lot 4).

* This amount is in addition to annual payment per bus

Form 33.215 (03/96)                 Page 2 of 3         Revision 01, June 2,1997




970330810

SCHEDULE
     (Continued)

THE OFFEROR MUST SIGN AND DATE EACH PAGE OF THE SCHEDULE IN THE SPACE(S)PROVIDED AND SUBMIT ALL PAGES WITH THE OFFER.
SIGNATURE & DATE:

(Signature of Offeror's Representative)

Lot 5                      Facilities Advertising Panels

                                                                                Minimum
                Contract          Number of       Per Panel/ *                  Accept Bid/
Item              Year             Panels         Month         Payment **      Panel/Month
----     --------------------     ---------       ---------     -----------     -----------
  1      07/01/97 to O3/31/98        101            $  50       $  3,787.50        $ 50
  2      04/01/98 to O3/31/99        101            $  75       $  7,575.00        $ 75
  3      04/01/99 to O3/31/00        101            $ 100       $ 10,100.00        $100
  4      04/01/00 to 03/31/01        101            $ 125       $ 12,625.00        $125
  5      04/01/01 to 03/31/02        101            $ 150       $ 15,150.00        $150
                                                         Total  $ 49,237.50
                                                          (Lot 5)

*  This amount is in addition to annual payment per bus
** 9 Months


                                    Summary
                            Evaluation Purposes Only
                                                                  Evaluated
                                           Weight                  Amount
Total Lot (1)     $13,239,360.00    x       1.00     =        $   13,239,360.00
Total Lot (2)     $   155,000.00    x        .06     =        $        9,300.00
Total Lot (3)     $   177,500.00    x        .02     =        $        3,550.00
Total Lot (4)     $   123,750.00    x        .01     =        $        1,237.50
Total Lot (5)     $    49,237.50    x        .01     =        $          492.38
Grand Total                $13,253,939.88


Dallas Area Rapid Transit Authority 1401 Pacific Avenue, Dallas, Texas





EXHIBIT A

97030810

REPRESENTATIONS AND CERTIFICATIONS
(LOCALLY FUNDED SUPPLY/SERVICE/CONSTRUCTION CONTRACTS)
NOTE: THIS FORM MUST BE COMPLETED AND RETURNED WITH THE BID/OFFER

TABLE OF CONTENTS

1.       Type of Business  1
2.       Minority and Woman Owned business
         Enterprises (MBE/WBE)      1
3.       Contingent Fee    2
4.       Interest of Public Officials       2
5.       Covenant Against Gratuities        2
6.       Parent Company and Identifying Data2
7.       Certification of Independent Price
         Determination     2
8.       Minority and Woman - Owned Business
         Enterprise Goals  3
9.       Conflict of Interest Certification 3

10. Certificate Concerning Board
               Members, Officers and Employees of
      the Authority                 3

11. Drug-Free Workplace Program
      Certification                4

12. Certification Regarding Debarment
Suspension, Ineligibility and Voluntary
Exclusion         4

13. Communication Policy and
      Certification        5

REPRESENTATIONS

1.       Type of Business (A-101. JAN 94)

(a) The offeror represents as part of its offer that it operates as (Mark one with an "X"):

O an individual
O a partnership
O a sole proprietorship X a corporation O another entity

(b) If incorporated, under the laws of the State of:

Oregon   l

2.       Minority and Woman-Owned Business Enterprises (MBE/WBE) (A-121, Jan 94)

The offeror represents as part of its offer that it (Mark one with an "X"):

O is
X is not

a  minority-owned  business  enterprise  (MBE). An "MBE". is defined as "a small business concern which is at least 51 percent owned by one or more minority individuals, or in case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more minority individuals and whose management and daily business operations are controlled by one or more of the minority individuals who own it." For purposes of this definition, minority individuals include Black Americans, Hispanic Americans, Asian-Pacific Americans, Asian-lodian Americans, and Native Americans.

(b) The offeror represents as part of its offer that it (Mark one with an "X"):

O is
X is not

         Brian Obie, President

97030810

a woman-owned business enterprise (WBE). A "WBE" is defined as "a small business concem which is at least 51 percent owned by women, or in case of any publicly owned business, at least 51 percent of the stock of which is owned by women and whose management and daily business operations are controlled by one or more of the women who own it."

3.       Contingent Fee (A-103. JAN 94)

(a) Except for full-time bona fide employees working solely for the offeror, the offeror represents as part of its offer that it (Mark one with an "X"):

O has
X has not

employed or retained any company or persons to solicit or obtain this contract, and (Mark one with an "X"):

O has
X has not

paid or agreed to pay any person Or company employed or retained to solicit or obtain this contract any commission, percentage, brokerage, or other fee contingent upon or resulting from the award of this contract.

(b) The offeror agrees to provide information relating to (a) above, as requested by the Contracting Officer and, when any item in subparagraph (a) is answered affirmatively, to promptly submit to the Contracting Officer a completed Standard Form 119, "Statement of Contingent or Other Fees."

4.       Interest of Public Officials (A-104. JAN 94)

The offeror represents and warrants that no employee, official, or member of the Board (Executive Committee) of the Authority is or will be pecuniarily interested or benefited directly or indirectly in this contract.

5.       Covenant Against Gratuities (A-105. JAN 94)

The offeror represents as part of its offer that neither it nor any of its employees, representatives or agents have offered or given gratuities (in the form of entertainment, gifts or otherwise) to any director, officer or employee of the Authority with the view toward securing favorable treatment in the awarding, amending, or the making of any determination with respect to the performing of the contract. See the General Provisions Clause entitled Interest of Public Officials.

6.       Parent Company  and Identifying Data
         (A-108, JAN 94)

(a) The offeror represents as part of its offer that it (Mark one with an "X")

O is
X is not

owned or controlled by a parent company. A parent company, for the purpose of this provision, is one that owns or controls the activities and basic business policies of the bidder. To own the bidding company means that the parent company must own more than 50 percent of the voting rights in that company.

A company may control a bidder as a parent even though not meeting the requirements for such ownership if the company is able to formulate, determine, or veto basic policy decisions of the offeror through the use of dominant minority voting rights, use of proxy voting, or otherwise.

(b) If the offeror is not owned or controlled by a parent company, it shall insert its own Employer's Identification Number below:

93-0966515

(c) If the offeror is owned or controlled by a parent company, it shall enter in the blocks below the name and main office address of the parent company, and the parent company's Employer's Identification Number.

NAME OF PARENT COMPANY AND MAIN OFFICE  ADDRESS  (INCLUDE ZIP AND PHONE):


PARENT COMPANY'S EMPLOYER'S IDENTIFICATION #:



CERTIFICATIONS

7. Certification of Independent Price Deter mination (A-109. JAN 94)

(a) By submission of this offer, the offeror certifies and in the case of a joint offer, each party thereto certifies as to its own organization, that in connection with this procurement:

(1) The prices in this offer have been arrived at independently, without consultation, communication, or agreement, for the purpose of restricting competition, as to any matter relating to such prices with any other offeror or with any competitor.

97030810


(2) Unless otherwise required by law, the prices which have been quoted in this offer have not been knowingly disclosed by the offeror and will not knowingly be disclosed by the offeror prior to the opening (in the case of an advertised procurement) or prior to award (in the case of a negotiated procurement), directly or indirectly to any other offeror or to any competitor; and

(3) No attempt has been made or will be made by the offeror to induce any other person or firm to submit or not to submit an offer for the purpose of restricting competition.

(b) Each person signing this offer certifies that:

(1) He is the person in the offeror's organization responsible within that organization for the decision as to the prices being offered herein and that he has not participated, and will not participate, in any action contrary to (a)(1) through (a)(3) above; or

(2) He: (i) is not the person in the offeror's organization responsible within that organization for the decision as to the prices being offered herein but that he has been authorized in writing to act as an agent for the persons responsible for such decision in certifying that such persons have not participated, and will not participate, in any action contrary to (a)(1) through
(a)(3) above, and as their agent does hereby so certify; and (ii) has not participated, and will not participate, in any action contrary to (a)(1) through
(a)(3) above.

8.       Minority and Woman-Owned Business Enterprise Goals (a-123, JAN 94)

If goals have been established, by submission of this offer, the offeror certifies that it will comply with the provisions of Exhibit G attached to this solicitation entitled "Minority Business Enterprise and Woman-Owned Business Enterprise Program," and will meet such goals as are established in any ensuing contract.

9.       Conflict of Interest Certification
         (A-124. JAN 94)

This Certification is required to be completed if the solicitation is a Request for Proposals (not required for Invitation for Bids).

By submission of this proposal, I certify that:

(a) I have read and understand the General Provisions clause entitled "lnterest of Public Officials" that will be incorporated into any contract resulting from this solicitation. I further understand that the pecuniary interest in that clause includes employment relationships.

(b) I understand the Authority has an internal conflict of interest policy for its employees which includes as an actual or possible conflict of interest whether or not a member of the employee's immediate family works for a firm doing, or seeking to do, business with the Authority.

(c)      Mark one with an "X":

X To the best of my knowledge and belief, no employee of my firm is related to an Authority employee; or

   An employee of my firm is related to an Authority employee and a letter to the Contracting Officer explaining that relationship is attached to this Exhibit A.

(d) The requirement of this certification has been passed through to all first-tier subcontractors or subconsultants anticipated to be used at the time of the submission of my proposal.

10. Certificate Concerning Board Members. Officers and Employees of the Authority A-116, JAN 94)

The Dallas Area Rapid Transit Authority has adopted a Code of Ethical Conduct (Resolution No. 910154, approved August 27,1991) which prohibits DART Board Members and DART employees from participating in any contract or employment relationship for certain periods after their relationship with DART ends. In the case of former Board Members, the prohibition is for a period of one year following the end of the members two year term of office or eighteen months from the date of the members resignation (whichever is the earlier date) and applies to their participation as a principal in a DART contract or first-tier subcontract, or an employment relationship with a DART contractor or first-tier subcontractor. For former DART employees, the prohibition is for one year after leaving DART, and relates to any assignment of the former employee to work on any DART project on which he or she had significant responsibility as a DART employee The time limits and other restrictions of the Code of Ethical Conduct applies to spouses of former Board Members and former DART employees. The Code establishes a formal waiver policy when the Board of Directors determines, by a two-thirds vote, that it is in the best interest of DART to waive the prohibitions as to either former Board Members or DART employees. A copy of the Board Resolution No. 910154 may be obtained from the DART Contracting Officer.

(a) By submission of this bid/offer the offeror hereby certifies that, to the best of his/her knowledge and belief, with the exception of any information described in this certification or attached hereto, the offeror has no information concerning a violation or possible violation of the DART Board
Policy on Code of Ethical Conduct as established in Resolution No. 910154, approved

August 27, 1991, which would result if DART awards a contract based upon this bid/offer.

(b) This certification concerns a material representation of fact upon which reliance will be placed in awarding a contract. if it is later determined that the bidder/offeror knowingly rendered an erroneous certification, in addition to any other remedies the Authority may have, the Contracting Officer may terminate the contract resulting from this solicitation for default and/or recommend that the bidder/offeror be debarred or suspended from doing business with DART in the future in accordance with the procedures set forth in DART's Procurement Regulations.

(c) Violations or possible violations. [Continue on plain bond paper and label Certificate Concerning former Board Members, Officers and Employees of the Dallas Area Rapid Transit Authority (Continuation Sheet).] ENTER "NONE" IF NONE EXISTS.

(Please Make Entry on This page)

VIOLATIONS OR POSSIBLE VIOLATIONS:

None

(d) The bidder/offeror shall provide immediate written notice to the Contracting Officer if, at any time prior to contract award, the he/she learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

(e) The bidder/offeror further agrees by submitting this bid/offer that it will include this Certificate, without modification, in all first-tier subcontracts. The bidder/offeror shall be responsible for compliance by any first-tier subcontractor with the provisions set forth in this Certificate.

11.      Drug-Free-Work place Program Certifica tion (A 125. J.4N 94)

This certification applies to construction contracts only.

(a) By submission of a bid, the bidder certifies and agrees that, with-respect to the bidder and all employees of the bidder to be utilized in the performance of any contract resulting from this solicitation, it will establish a drug-free workplace program that complies with the provisions of the Drug-Free Workplace Program Clause of the General Provisions.

(b) Failure of the bidder to have the drug-free workplace program complying with this certification and the Drug-Free Workplace Program Clause of the General Provisions available for the Authority's review and approval as part of the Authority's pre-award responsibility survey will be deemed a lack of responsibility rendering the bidder unqualified and ineligible for award.

12. Certification Regarding Debarment Suspension, Ineligibility and Voluntary Exclusion (A-126, Aug 94)

(a) Primary Covered Transactions. [This certification applies to the offer submitted in response to this solicitation and will be a continuing requirement throughout the term of the prime contract.

(1) The accordance with the provisions of Appendix A to 49 Code of Federal Regulations (CFR) Part 29, the offeror certifies to the best of its knowledge and belief, that it and its principals:

(i) are not presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from covered transactions by any Federal department or agency;

(ii) have not within a three-year period preceding this offer been convicted of or had a civil judgment rendered against them for commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal, State, or local) transaction or contract under a public transaction; violation of Federal or State antitrust statutes, or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, or receiving stolen property;

(iii) are not presently indicted for or otherwise criminally or civilly charged by a govemmental entity (Federal, State, or local) with commission of any of the offenses enumerated in paragraph (1)(ii) of this Certification; and

(iv) have not within a three-year period preceding this offer had one or more public transactions (Federal, State, or local) temminated for cause or default.

(2) Where the offeror is unable to certify to any of the statements in this Certification, the offeror shall attach an explanation to this offer.

(b) Lower Tier Covered Transactions.
   [This certification applies to a subcontract at any tier expected to equal or exceed $25,000 and will be a continuing requirement throughout the term of the prime contract.]

(1) In accordance with the provisions of Appendix B to 49 Code of Federal Regulations (CFR) Part 29, the prospective lower tier participant (subcontractor) certifies, by submission of this offer, that neither it nor its principals is presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this transaction by any Federal department or agency.

(2) Where the prospective lower tier participant is unable to certify to any of the statements in this certification, such prospective participant shall attach an explanation to this proposal.

(c) The Certification required by subparagraph (b), above, shall be included in all applicable subcontracts and a copy kept on file by the prime contractor. The prime contractor shall be required to fumish copies of certifications to the Contracting Officer upon the Contracting Officer's request.

13       Communication Policy and
         Certification (A 129. SEP 95)

(a) All oral and wntten communications with DART regarding this solicitation should be exclusively with, or on subjects and with persons approved by, the person identified in Block 3 of the solicitation cover sheet. Discussions or communications with any other person could result in disclosure of proprietary or other competitive sensitive information or otherwise create the appearance of impropriety or unfair competition and, thereby, compromise the integrity of DART's procurement system. If competition issues cannot be resolved through normal communication channels, the DART Procurement Regulations contain protest provisions for actual or prospective competitors claiming any impropriety in connection with this procurement.

(b) By submission of this bid or proposal, the bidder or offeror certifies that it has not, and will not prior to contract award, communicate orally or in writing with any DART employee or other representative (including DART Board members, DART contractors, or DART consultants) other than the individual, or person(s) and on subjects approved by the individual, named in Block 3 of the solicitation, except as described below: {Enter "NONE" if none exists.}

Name of DART
Representative

None

Date and Subject of Communication

(c) This certification concems a material representation of fact upon which reliance will be placed in awarding a contract. If it is later determined that the bidder/offeror knowingly rendered an erroneous certification, in addition to any other remedies the Authority may have, the Contracting Officer may terminate the contract resulting from this solicitation for default and/or recommend that the bidder/offeror be debarred or suspended from doing business with DART in the future in accordance with the procedures set forth in DART's Procurement Regulations. In addition, a false entry could be a violation of Texas Penal Code paragraph 37.10.

(d) The bidder/offeror shall provide immediate written notice to the Contracting Officer if, at any time prior to contract award, he/she learns that its centfication was, or a subsequent communication makes, the certification erroneous.

         SIGNATURE BLOCK FOR ALL
REPRESENTATIONS & CERTIFICATIONS

NAME OF BIDDER & ADDRESS (INCLUDE ZIP & PHONE)

OBIE Media
Attn: Brian Obie
P.0. Box 1356
Eugene, OR 97440

(541 ) 686-8401

SIGNATURE:


TYPE     NAME:

Brian Obie

DATE:             1-7-97



OFFERORS MUST SET FORTH FULL, ACCURATE AND COMPLETE INFORMATION AS REQUIRED BY THIS SOLICITATION (INCLUDING THIS ATTACHMENT). FAILURE TO DO SO MAY RENDER THE OFFER NONRESPONSIVE OR UNACCEPTABLE.

A FALSE STATEMENT IN ANY BID OR PROPOSAL SUBMITTED TO THE AUTHORITY MAY BE A CRIMINAL OFFENSE IN VIOLATION OF SECTION 37.10 OF THE TEXAS PENAL CODE.



















EXHIBIT B
SPECIAL SOLICITATION INSTRUCTIONS and CONDITIONS

1. Introduction and Purpose of Solicitation

(a) The Dallas Area Rapid Transit Authority (the "Authority" or "DART") is a public transportation agency providing an assortment of transportation services to 13 cities in the Dallas, Texas, Metroplex. Transportation services include bus, a 20 mile electric light-rail system, a 10 mile commuter rail line, high occupancy vehicle (HOV) lanes, ride-share programs, curb-side services for the mobility impaired, and transit educational services.

(b) The Authority is seeking sealed offers from qualified firms or individuals interested in an exterior bus and selected DART facilities advertising concession contract, as described in Exhibit I, Specifications for revenue producing advertising program from DART passenger carrying vehicles and selected facilities under the control and operation of the Authority. The Contractor shall have the advertising concession rights for the exterior of designated DART vehicles and facilities with the exception of the current electric messaging contract in effect, and interior bus cards (advertising), and future electronic messaging signs which may be installed in DART vehicles and facilities.


2. Evaluation of Bids and Basis for Award

(a) One award is anticipated under this solicitation. Multiple contract awards shall not be made. (I-100.03 A, AUG 90)

(b) Award will be made to the firm that submits the highest evaluated amount. For evaluation purposes, the following weights will be assigned to the lots based upon ratio's of anticipated revenues:

(1) Lot 1 100%
(2) Lot 2         6%
(3) Lot 3         2%
(4) Lot 4         1%
(5) Lot 5         1%

(c) Offerors must bid on all line items within each lot and bid all lots to be eligible for award. Failure to bid all line items in all lots shall render the bid as nonresponsive and not eligible for award.


3. Sales Contract Information

(a) The incumbent contractor has existing contracts for advertising as described in Exhibit J. The successful offeror of this solicitation will be responsible for paying the sales commission for those contracts to the incumbent.

DART Form 33B     Page 1 of 3       12/23/96

30810B1.SAM                Revision 01               Dec. 18, 1996

970308 1 0

(b) The successful offeror will be required to pay the incumbent Contractor a 15% commission on all advertising contracts assigned and transferred during their unexpired term or for 12 months, whichever is earlier.

(c) Any sales commission due from above will be paid within 30 days after completion of the month that the advertising runs.

4. Qualifications

(a) In addition to all other criteria, the Authority may evaluate to determine responsibility, the high responsive bidder must demonstrate or provide documentation, when requested, that they meet or exceed the following minimum qualifications. The minimum qualifications are as follows: experienced in the transit advertising business; must demonstrate the capability to operate within the Dallas MetroPlex area, have or acquire a local office; be in the transit advertising business for at least 3 years with last years billings of approximately $4 million; currently provide similar bus advertising services to at least one other market comparable in size to Dallas; provide references from transit agencies or other appropriate sources; have experience or current concession contracts with at least one government agency or equivalent; and provide an irrevocable letter of credit, performance bond, or other method to guarantee payment to DART, in an amount equal to the first year's annual amount due DART for Lots I and 5.

(b) The successful offeror must also provide the following upon request: evidence of any pending judgments, lawsuits, claims or liens in any jurisdiction, any default on any agreement in the past 5 years, the reasons and whether the default has been resolved, and any declaration of voluntary or involuntary bankruptcy within the past 5 years.

5. Tie Bids

(a) High tie bids are high responsive bids from responsible bidders that are identical in evaluated price and which meet all the requirements and criteria set forth in the Invitation for Bids.

(b) Award of high tie bids shall not be made by drawing lots, except as set forth below, or by dividing business among the tie bidders. At the discretion of the Vice President of Contracts, award shall be made in any manner provided below that will resolve a high tie bids situation. If no permissible method will be effective in resolving the situation, and a written determination is made so stating, award may be made by drawing lots.

(c) Procedures which shall be used to resolve a high tie bids situation is as follows in the following priority:

(1) awarding to the firm that had submitted the highest bid for Lot 1,

(2) awarding the contract to a business providing property produced or manufactured in Texas or to a business that otherwise maintains a place of business in the Authority's service area;

DART Form 33B     Page 2 of 3       12/23/96
3081 OB 1. SAM    Revision 01               Dec. 18,1996



(3) awarding to the tie bidder which is a minority business enterprise as defined by policies of the Authority,

(4) awarding the contract to the tie bidder who received the previous award; or

(5) rejecting all bids and negotiating a price with the tie bidders provided that the contract shall be let for more than the original highest responsive bid received.

7. Special Notices

(a) DART is currently in the process of awarding a contract for 40ft buses. The results of that contract will not be known until approximately Jan. 4, 1997 DART anticipates these buses to be placed into service as indicated by Items 8 through 14 as displayed on Exhibit K.

(b) DART plans to retire the various classes of buses as indicated on Exhibit K.

(c) DART plans to acquire 30ft buses. It is anticipated that this acquisition will be completed in FY 97. See Item 7 on Exhibit K.

(d) The sizes of advertising space available for the new procurement 30 and 40ft buses are estimates only.

(e) When the configuration of the 30ft and 40R buses is known and the acquisition contracts executed, either party may request a change to the contract to more accurately reflect the value of the advertising space on the exterior of the buses.

(f) Questions concerning this solicitation must be submitted in writing prior to the date and time specified for the pre-bid as listed in Block 6 of DART Form 33.201.

(g) An amendment will be issued to this solicitation when DART's minority participation goals have been finalized.

(h) Reference Exhibit C, Paragraph 8, Minority Owned Business Enterprise (MBE) and Woman Owned Business Enterprise (WBE), these goals shall not include any direct payments to DART but are expressed as a percentage of controllable expenses which are available subcontracting opportunities in the performance of the contract

             ************* End of Exhibit B ********************













EXHIBIT D
SPECIAL PROVISIONS

1. Term of Contract (S-200.03A, AUG 90)

The term of this contract shall be 4 years 9 months from 07/01/97 to 03/31/02.

2. Contract Type


This is a fixed unit price per bus/panel concession contract for those amounts specified in the Schedule.

3. MBE/WBE Payment Documentation

The Contractor and the Authority will mutually agree upon a report which reflects a breakdown of the amounts paid to date to MBE/WBEs identified by the Contractor to participate on this contract.

4. Assignment of Contracts for Advertising

In addition to the terms spelled out in the General Provisions, upon expiration of the term of this Contract or the extensions thereof, or upon earlier termination not attributable to default by the Contractor, upon DART's request the Contractor shall immediately assign and transfer to DART, and DART may accept, contracts for advertising on DART's vehicle`' or facilities which are in effect, and such contracts shall there upon become the property of DART. All advertising contracts written by the Contractor shall expressly permit such assignments. Following such assignment and transfer, DART or its assignees shall pay to the Contractor, when and as received, fifteen percent (15%) of the net billings received from such contracts for the unexpired period of the contract. The Contractor shall not enter into any contract with advertisers that extend more than six (6) months beyond the expiration date of this Contract, except for complete wrap-a-bus, which can extend to no more than twelve (12) months, without written approval of the Contracting Officer.

5. Additional Definitions (S-200.11A, AUG 90)

As used throughout this contract, the following terms shall have the meaning set forth below.

(a) The D/FW CMSA (Dallas/Fort Worth Consolidated Metropolitan Statistical Areas) includes the following nine (9) Texas counties: Collin, Dallas, Denton, Ellis, Johnson, Kaufman, Parker, Rockwall and Tarrant. (S-200. 11B, AUG 90)

(b) Work days is defined as any day Monday through Friday, except Authority designated holidays. (S-200. 1 ID, AUG 90)

DART Form 33D     - Page 1 of 6
                                                                        06/03/97

3081OD2.SAM                Revision 02      June 2, 1997
                                                                        97030810

(c) Omitted

(d) The term "the Concessionaire or Contractor" means the individual, corporation, company, partnership, firm, or combination thereof, who has entered into this contract with the Authority in order to receive the rights and privileges granted hereunder.

(e) The term "Concession or Contract" means the right and privilege granted to the Contractor to solicit, sell, and display advertising in spaces provided for that purpose on transit buses operated by or for the Authority.

(f) The term "Yearly Guarantee" means the minimum per bus amount, per year times the number of vehicle or facility as describe in this section, per year, to be paid by the Contractor to the Authority and it shall be the amount entered in Schedule of the Offer Form which is attached to this contract and a part hereof. "Year," as used in this contract shall mean a contract year lasting three hundred sixty-five (365) days.

(g) The term "Contracting Officer's Representative" or "Authorized Representative(s) of the Contracting Officer" means the individual(s) appointed by the Contracting Officer to act on his behalf with such power and authority as may be delegated in writing by the Contracting Officer.

(h) The term Contractor" means the party with whom the Authority has executed a Contract.

(i) The term "Board of Directors:, "DART Board", or "Board" means the Board of Directors of the Dallas Area Rapid Transit Authority.

(j) The term  "Executive  Director"  means the  President/Executive  Director of
DART.

(k) The term "Operating Facilities" means equipment, trade fixtures, appliances, signs, special lighting, fixtures, decorations, draperies or other special finishing work installed or used by the Contractor in its operation in the MetroPlex which are considered the property of the Contractor.

(1) The term "Vehicle" shall include DART operated and controlled buses, vans, and rail cars.

(m) The term "Facilities" shall include DART facilities such as transit centers, rail stations, transfer points, or real property operated by DART or DART's Contractor.

6. Payments to the Authority

(a) In consideration of the rights and privileges granted under this contract, the Contractor agrees to pay the Authority the annual amount on a monthly basis I month in advance for Lots I and 5 to arrive as indicated below. The Contractor shall pay on and a monthly basis for Lots 2, 3, and 4, as described in the Schedule, payment due as indicated below.

(b) Upon award of this contract, within 5 working days the Contractor shall make payment to DART for the guaranteed amounts indicated for Lots I and 5 for the first month of the contract. On the twentieth (20th) day of the of the month the Contractor shall pay the Authority the amounts due from

DART Form 33D     Page 2 of 6  06/03/97 3081OD2.SAM Revision 02  June2, 1997
the preceding month for wrap-a-bus/side/rear, i.e., Lots 2, 3 and 4 and the guaranteed amount for Lots I and 5.

(c) Funds are to be delivered by courier so they arrive prior to the date that the funds are due. Funds are to be forwarded to the Contracts Administrator of this contract.

(d) Payments received more than 3 days late will be assessed a late payment charge at the current short term Treasury Bill rate.

7. Insurance Requirements for Services Contract (S-200.08B, NOV 92)

(a) Contractor's Insurance. The Contractor shall, at all times during the term of this contract and extended terms thereof, provide and maintain the following types of insurance protecting the interests of the Authority and the Contractor with limits of liability not less than those specified below.

(1) Workers' Compensation insurance or its equivalent providing benefits comparable to those provided under the Workers' Compensation Act of the State of Texas and/or any other State or Federal law or laws applicable to the Contractor's employees performing work under this contract. Employer's Liability insurance with limits of liability of not less than $1,000,000 each accident, $100,000 each employee for disease and S500.000 policy limit for disease. This insurance must be endorsed with a Waiver of Subrogation Endorsement, waiving the carrier's right of recovery under subrogation or otherwise from the Authority.

(2) Commercial General Liability insurance or its equivalent providing limits of not less than $1,000,000 for bodily injury and property damage per occurrence with a general aggregate of $1,000,000 and a products and completed operations aggregate of $1,000,000. There shall not be any policy exclusions or limitations for the following: Contractual liability covering the Contractor's obligations herein; Personal injury/advertising liability; Medical payments; Fire damage legal liability; Broad form property damage; and Liability for independent contractors

(3) Comprehensive Automobile Liability insurance or its equivalent covering all owned, hired and non-owned vehicles used in connection with the work performed under this contract with limits of liability not less than $1,000,000.

(b) Certificates of Insurance. Before commencing with this contract, the Contractor shall mail Certificates of Insurance satisfactory to the Authority (or, as and when the Authority may direct, copies of the actual insurance policies) to the following address:

Dallas Area Rapid Transit Authority
P. O. Box 660163
Dallas, TX 75266-7235
Attention: Contracts Section

evidencing that insurance as required by paragraph (a), and all subparagraphs to
(a) above, is in force, stating policy numbers, dates of expiration, and limits of liability thereunder. All copies of policies and Certificates of Insurance submitted to the Authority shall be in form and content acceptable to the Authority.

DART Form 33D     Page 3 of 6  06/03/97 30810D2.SAM   Revision 02   June 2, 1997



(c) Approval of Forms and Companies. All insurance described in this contract shall be in a form and content satisfactory to the Contracting Officer. No party subject to the provisions of this contract shall violate or knowingly permit to be violated any of the provisions of the policies of insurance described herein. All insurance should be provided by insurance companies with a Best's rating of B+ or better.

(d) Additional Insured Endorsement. The policy or policies providing commercial general liability, automobile liability and as otherwise required above shall be endorsed to name the Authority, its officers, directors, employees and assigns as Additional Insured as respects operations performed by or on behalf of the Contractor in performance of this contract.

(e) Notice of Cancellation or Material Change. Policies and certificates shall specifically provide a thirty (30) day notice of cancellation, non-renewal, or material change to be sent to the Authority.

(f) Subcontractors. If any part of the work is sublet, the Contractor shall require any and all subcontractors performing work under this contract to carry insurance of the types and with limits of liability as the Contractor shall deem appropriate and adequate. In the event a subcontractor is unable to furnish adequate insurance required under the contract, the Contractor shall endorse the subcontractor as an Additional Insured. The Contractor shall obtain and furnish the Authority Certificates of Insurance evidencing the subcontractors' insurance coverage.

(g) Multiple Policies. The limits of liability as required above may be provided by a single policy of insurance or a combination of primary, excess or umbrella liability policies. In no event shall the total limit of liability for any one occurrence or accident be less than the amount shown above.

(h) Deductibles. Companies issuing the insurance policies and the Contractor shall have no recourse against the Authority for payment of any premiums or assessments for any deductibles, as all such premiums and deductibles are the sole responsibility and risk of the Contractor.

(i) No Release. The carrying of the above-described coverage shall in no way be interpreted as relieving the Contractor of any other responsibility or liability under this agreement or any applicable law, statute, regulation or order.

8. Insurance - Work on Authority Installation (6-203.07. JUN 861

(a) The Contractor shall, at its own expense, provide and maintain during the entire performance period of this contract at least the kinds and minimum amounts of insurance required in the Schedule or elsewhere in the contract.

(b) Before commencing work under this contract, the Contractor shall certify to the Contracting Officer in writing that the required insurance has been obtained. The policies evidencing required insurance shall contain an endorsement to the effect that any cancellation or any material change adversely affecting the Authority's interest shall not be effective (1) for such period as the laws of Texas prescribe or (2) until 30 days after the insurer or the Contractor gives written notice to the Contracting Officer, whichever period is longer.

DART Form 33D 30810D2.SAM Page 4 of 6 Revision 02    06/03/97 June 2, 1997
(c) The Contractor shall insert the substance of this clause, including this paragraph (c), in subcontracts under this contract that require work on an installation owned or operated by, or under the control of, the Authority and shall require subcontractors to provide and maintain the insurance required in the Schedule or elsewhere in the contract. At least five days before entry of each such subcontractor's personnel on the installation, the Contractor shall furnish (or ensure that there has been furnished) to the Contracting Officer a current certificate of insurance, meeting the requirements of paragraph (b) above. for each such subcontractor.

9. Other Contracts

The Contractor shall fully cooperate with other Contractors, and employees of the Authority and shall carefully adapt scheduling of the prosecution of this contract to accommodate others, heeding any direction that may be provided by the Contracting Officer. The Contractor shall not commit or permit any act that will interfere with the prosecution of work by any other contractors, or by employees of the Authority.

10. Royalties and Patents (6-203.17. JUN 86)

The Contractor shall pay all royalties and license fees. The Contractor shall defend all suits or claims for infringement of any patent rights and shall save the Authority harmless from loss on account thereof, except when a particular design, process, or product of a particular manufacturer is specified by the Authority; provided, that, if the Contractor has reason to believe that the design, process, or product specified infringes a patent, the Contractor shall be responsible for such loss unless it promptly gives such information to the Contracting Officer.

11. Protection of Authority Property (6-203.1 1. JUN 86)

The Contractor shall use reasonable care to avoid damaging existing buildings, equipment, and vegetation on or about premises owned by, or under the control of, the Authority. If the Contractor's failure to use reasonable care causes damage to any of this property, the Contractor The Contracting Officer directs. If the Contractor fails or refuses to make such repair or replacement, the Contractor shall be liable for the cost, which may be deducted from the contract price.

12. Daily Administration of Contract

The Contractor shall assume full responsibility for the daily administration of the Concession and all duties which would normally constitute an integral part thereof. This shall include, but not necessarily be limited to, accounting, solicitation, sales, billing, posting, display, and promotion.

13. Employees of the Contractor

(a) The Contractor shall not employ or retain in its services, or permit to remain on the premises, any person declared, or cause, to be unfit for such employment or otherwise objectionable by the Contracting Officer.

(b) The Contractor shall require its employees in all circumstances to exercise courtesy and consideration in all dealings with the public and DART employees or DART Contractor employees.
DART Form 33D Page 5 of 6  06/03/97 30810D2.SAMRevision 02    June 2, 1997
14. Base Fleet Size

(a) The base fleet size (that is, the total number of buses in the Authority's active fleet, including any undergoing maintenance or repairs on the effective date of this contract or in the & sure, and excluding any that are decommissioned or mothballed) is expected to be the total number of buses identified in the Schedule of Transit Advertising Space, Exhibit K. The current and projected fleet size is provided at Exhibit K. The DART operated buses are located at 4 facilities within the city of Dallas. Contractor operated buses are located at several facilities in the Dallas area. A current list of bus locations will be provided after contact award:

(b) For purposes of calculating payments due the Authority pursuant to the Payments to the Authority clause, hereof, and upon the effective date of this contract, Exhibit K represents the actual number of buses available for advertising purposes. Additionally, if at any time the actual base fleet size varies more than five percent (5%) above or below the number of buses as indicated in Exhibit K, and the Schedule, any change in the amount of payment due the Authority, will be determined by a revision to Exhibit K and the Schedule, to reflect actual number of buses. Not withstanding any variation in the base fleet size, the Guaranteed Annual Amount shall remain unchanged.

(c) The Contracting Officer reserves the right to issue a revised Exhibit K to reflect current or projected base fleet size absent a written request from the Contractor at any time and from time to time during the initial term or any extended terms of this contract.

********************* End of exhibit D ********************




























Dallas Area Rapid Transit Authority
1401 Pacific Avenue, Dallas, Texas

EXHIBIT I
SPECIFICATIONS

1. General Services

The Contractor shall provide an attractive and profitable means to develop and maintain a commercial advertising business for the display of qualified advertiser's products and/or services, in sufficient volume, utilize as is reasonably possible, a one hundred per cent (100%) use and occupancy rate of the available advertising space. The Contractor shall do all things necessary and reasonable to solicit sales and to sell advertising space and services in order to secure advertising of the highest graphic quality and content and to employ criteria and standards of integrity in design and advertising content appropriate to the dignity of the Authority.

2. Concession

The Contractor shall have the concession to display advertising on the exterior of DART buses and at selected DART facilities.

3. Size of Bus Fleet

The number of buses, size of advertising space and projected gains and losses are as listed on Exhibit K.

4. Rates for Advertising

The Contractor shall establish all rates and charges for rental of advertising space, conditions and manner of payment thereof. The Contractor shall furnish a copy of the current rate card whenever it changes to the Contracting Officer.

5. Billings and Collections

The Contractor shall perform all billings and collections connected with advertising sales. The Authority shall not be responsible, in any way, for any uncollected billings.

6. Supplemental Cleaning of Advertising Displays

While the Authority continually makes good faith effort to keep the exteriors of the vehicles and facilities in a reasonably clean condition, so that the ability of the Contractor to sell and renew advertising accounts will not be impaired, the Authority cannot guarantee the cleanliness of its vehicles or facilities or the Contractors advertising installed thereon. The Contractor should take

DART Form 33I                       Page l of 6                         12/06/96
308 101. SAM






whatever steps are necessary to supplement DART's efforts in the cleaning of spaces and advertising display surfaces.

7. Protection of Authority Property

The Contractor shall be liable for damages to existing buildings, equipment, and vegetation on or about premises owned by, or under the control of, the Authority. If the Contractor causes damage to any of this property, the Contractor shall replace or repair the damage at no expense to the Authority as the Contracting Officer directs. If the Contractor fails or refuses to make such repair or replacement, the Contractor shall be liable for the cost, which may be added to the contract price.

8. Other Media Displays

The Authority retains the right to establish contractual relationships for the placement of other media displays, other than printed material on DART vehicles or at DART facilities. This includes, but not limited to Electronic Messaging Sign technology which is installed in buses and rail vehicles.

9. Omitted

10. Panels

(a) Exhibit L provides the number of panels available for Facilities Advertising Space.

(b) If at any time the actual number of panels varies more than five percent (5%) above or below the number of panels in the initial or any subsequent revision to Exhibit L and the Schedule, any change in the amount of payment due the Authority, as determined by revised Exhibit L and the Schedule, shall be effective as of the date of the contract modification incorporating the revised Exhibit L and the Schedule. Notwithstanding any variation in the base panel size that does not exceed the 5%, the Monthly Guarantee shall remain unchanged.

11.  Shop and Storage Space

No shop or storage space on the Authority's facilities shall be guaranteed or provided under the terms of this Contract. The Contractor shall be responsible for providing any shop or storage space required to satisfy the terms of this Contract. The contractor must be self contained to perform the service.

12. Changes in Authority's Operations

It is expressly understood and agreed that the Authority reserves the right to make changes in methods or extent of operations, or of styles, kinds, or numbers of vehicles and facilities or routes operated by the Authority and that the Contractor shall have no claim because of any such changes.


DART Form 33I                               Page 2 of 6                 12/06/96
308 10I.SAM


13. Schedule of Transit Advertising Space

The Contractor shall restrict the display of advertising material under this contract to those buses and advertising spaces which are identified in the Schedule of Transit Advertising Space, Exhibit K, as may be changed from time to time by the Authority.

14. Public Service Advertising

The Contractor shall display on a space available basis, public service, charitable, educational, or other not-for-profit advertising promoting good will. The Contractor shall charge only for posting and administrative cost associated with the posting. The charges are subject to approval of the Contracting Officer and will be consistently applied. The Contractor has the right to determine space cost for public service advertising.

15. Contractor-Furnished Equipment, Supplies and Materials

(a) The Contractor shall furnish at their expense all equipment (including transportation), supplies, and materials necessary and incidental to the solicitation, sale, and display of advertising material under this contract.

(b) The Contractor is required to keep advertising panel displays in repair at all times. This includes repairing any pre-existing conditions that may be present at any designated DART facility under the terms of this contract. Any changes to the display panel must be approved in writing by the Contracting Officer.

16. Display Materials

(a) The Contractor shall use only those display materials approved by the Contracting Officer. Transit vehicle display materials must be for exterior use, without frames, and must be a pressure sensitive, direct application type Fasson, FASCAL, SX1340-F.

(b) Advertising at DART facilities must be placed only inside the panels/frames provided for that purpose.

(c) All advertising shall be displayed in a neat and workmanlike manner. The Contractor shall maintain all displayed advertising so as to ensure its neat appearance, and promptly remove all advertising which is torn or otherwise unsightly in appearance. The Authority reserves the right to require the Contractor to promptly remove at the Contractors expense any advertising which, in the opinion of the Authority, is unsightly in appearance.

(d) Any advertisement that has dated copy must be removed as soon as possible when the advertisement is no longer applicable. DART reserves the right to remove outdated material.




DART Form33I                        Page3 of 6                          12/20/96
3081OII SAM                        Revision 01                 December 18, 1996


new seal over the expired seal. Any advertising which does not contain the above seal will be subject to removal by DART.

(e) The Contractor will remove all advertising before placing new material, i.e. the Contractor will not post one advertisement over another.

17. Space Reserved for Authority's Use

(a) The Contractor agrees to display the Authority's advertising in any spaces reserved hereby without charge to the Authority. Within the quantities listed below, the Authority may promote or barter trade portions of allocated amounts with any party at the discretion of the Authority.

(b) Any excess space available becomes the Authority's to use as the Authority deems appropriate.

(c) The following space is reserved for use by DART (HxW):

(1) 100 Kings per month (30" x 144")

(2) 2 Facility Advertising panels per month per location (42" x 62")

(3) For the months of October, November, December and January, 50 ea. Super Kings (24" x 288") for Cowboys Flyers or other events.

(4) For the months of October and November 40 ea. Super Impacts (42" x 66") for the State Fair or other events.

(5) For the month of December 40 ea. Super Kings for the Cotton Bowl or other events.

(6) Up to 5 ea. fully wrapped buses per year. (Not included in maximum numbers of allowable wrapped buses).

18. Cleaning Up (6-403.15, JUN 86)

The Contractor shall at all times keep the work area, including any storage areas, free from accumulations of waste materials.

19. Painting

This contract shall not be construed so as to permit the Contractor to paint advertising directly upon the exterior or interior of any of the Authority's buses, unless otherwise agreed upon expressly in writing by the Contracting Officer in response to a written request of the Contractor.






DART Form 33I                       Page 4 of 6                         12/06/96
308 10I.SAM



20. Repair of Damages

The  Contractor  shall   immediately   repair  any  damage  which  results  from
implementation or operation of the Concession under this contract. All such repair work shall be acceptable to the Authority.

21. Advertising Guidelines

The text and illustrations of all advertising must comply with all federal, state, and local laws and regulations. The Contractor is expected to exercise good taste in the content of any advertising within the range of local community standards. Any advertising found to be unacceptable by the Authority or not complying with an ordinance of-local jurisdiction serviced by the Authority, shall be removed at the contractors expense after demand by the Authority.

22. Vehicle Paint Scheme

The Contractor shall not remove, alter or cover the DART logo paint scheme and/or the vehicle numbers without the written approval of the Contracting Officer.

23. Use of Unsold Space by Contractor

The Contractor may from time to time use any unsold advertising space on any DART vehicle or at any DART facility for purposes which directly furthers the sale of such space, subject to the prior written approval of space and message by the Contracting Officer or Contracting Officers representative.

24. Wrap a Bus Program

(a) Advertising sales contracts will be offered to the advertiser for a minimum of one year.

(b) Advertising sales contracts less than one year will require the approval of the Contracting Officer.

(c) A mixture of national, regional and local advertisers will be employed in the wrap a bus program.

(d) All advertising will be designed in such a way as to complement the unique shape of the Neoplan bus, or bus that the advertising will be applied. All advertising will be approved in advance by the Contracting Officer.

(e) The Contractor will not enter into any advertising sales contracts beyond one year past the expiration of this concession contract.

25. Wrap a Bus (Entire Bus)

(a) A wrapped bus will meet the criteria indicted in paragraph 24 above.

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30810I.SAM




(b) A wrapped bus will be a bus that is fully wrapped, included but not limited to the sides, front, back, windows, and top.

(c) Riders view shall not be substantially blocked by the placement of any material on the side windows of the bus.

(d) No material will be place on the front windows of the bus or any side window the operator uses or door without approval of the Contracting Officer.

25. Wrap a Bus (Per side of Bus)

(a) A wrapped bus will meet the criteria indicted in paragraph 24 above.

(b) A wrapped bus (Per side) will be a bus that has applied a wrapping on the side of the bus that extends beyond the space allocated for annual, easing of bus advertising space.

(c) For a 40ft bus, the wrap shall extend approximately 6 inches ahead of the front wheel to the end of the bus and from the bottom of the windows to the bottom of the bus. The wrap may extend into the window area. If the wrap extends more than 6 inches into the window area it must allow vision through the wrap. Window coverage more that 50% will be considered to be a fully wrapped bus with the appropriate rate.

(c) Riders view shall not be substantially blocked by the placement of any material on the side windows of the bus.

(d) No material will be place on the front windows of the bus or any side window the operator uses or door without approval of the Contracting Officer.

26. Location of DART Vehicles

(a) DART buses are located at either DART owned facilities or contractor owned facilities who are providing service for DART

(b) DART as well as the DART contractor have several locations that buses are parked while out of service. The location of these lots will be provided after contract award.



End of Exhibit I